Exhibit 10.82

Amendment to Consolidated Secured Note

This Amendment No. 1 (the “Amendment”) to the Consolidated Secured Note (this “Note”) dated as of February 13, 2025, is by and between ENvue Medical Holdings, Corp. (“ENvue”) and Alpha Capital Anstalt (“Alpha”).

RECITALS

WHEREAS, ENvue has issued the Note on January 17, 2025, in the principal amount of $2,467,308.20; and

WHEREAS, the Maturity Date (as defined in Section 1.3 of the Note) provides that the principal owed pursuant to the Note shall be due and payable on demand by Alpha; and

WHEREAS, ENvue and Alpha now desire to amend and restate Section 1.3 of the Note in its entirety as follows:

“1.3. Maturity Date. Principal owed hereunder shall be due and payable on the earlier of (i) the receipt of shareholder approval by NanoVibronix, Inc. of the Parent Stockholder Matters (as defined in that certain Agreement and Plan of Merger, dated as of February 13, 2025, by and among NanoVibronix, Inc., NVEH Merger Sub I, Inc., NVEH Merger Sub II, LLC and ENvue Medical Holdings, Corp.) and (ii) December 31, 2025.”

This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., ..pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Except as modified by the provisions hereof, the Note will remain in full force and effect in accordance with its terms and is hereby ratified by the parties thereto. Notwithstanding anything to the contrary contained herein, this Amendment shall be subject to the provisions regarding governing law and miscellaneous provisions set forth in Section 5.5 of the Note, and such provisions are incorporated herein by this reference, mutatis mutandis.

[Signature Pages Follow]

ENVUE MEDICAL HOLDINGS, CORP.		ALPHA CAPITAL ANSTALT

By:	/s/ Doron Besser	By:	/s/ Nicola Feuerstein
Name:	Doron Besser	Name:	Nicola Feuerstein
Title:	Chief Executive Officer	Title:	Director